Exhibit 99.1

Flowserve Corporation Reports Second Quarter 2022 Results; Affirms 2022 Adjusted EPS Guidance

  Strong bookings of $1.04 billion increased 9.6% year-over-year and 14.5% constant currency, marking the second consecutive quarter with bookings over $1 billion
  Backlog of $2.32 billion at June 30 was up 15.6% versus 2021 year-end and 18.8% year-over-year, reaching its highest level since Q3 2015 and positioning the Company for growth
  Diversify, Decarbonize and Digitize (“3D”) strategy accelerating bookings growth in current market conditions
  Sequential incremental adjusted operating margin of 60% on 7.4% revenue growth
  Reported Earnings Per Share of 34 cents, includes 4 cents of net benefit due primarily to $10 million below-the-line foreign exchange gain
  Adjusted Earnings Per Share of 30 cents, exceeding prior expectations

DALLAS--(BUSINESS WIRE)--July 27, 2022--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights (all comparisons to the 2021 second quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.34 and Adjusted EPS1 of $0.30
    Reported EPS includes a $10.1 million below-the-line FX benefit, partially offset by a $3.0 million discrete asset write-down and modest realignment expenses
  Total bookings were $1.04 billion, up 9.6%, or 14.5% on a constant currency basis
    Original equipment bookings were $518.0 million, up 21.1% or 26.9% on a constant currency basis
    Aftermarket bookings were $526.0 million, up 0.2%, or 4.5% on a constant currency basis
  Sales were $882.2 million, down 1.8%, or up 2.8% on a constant currency basis
    Original equipment sales were $411.3 million, down 5.3%, or 0.2% on a constant currency basis
    Aftermarket sales were $470.9 million, up 1.6%, or up 5.7% on a constant currency basis
  Reported gross and operating margins were 28.3% and 6.8%, respectively
    Adjusted gross and operating margins2 were 28.4% and 7.2%, respectively

“We delivered strong sequential earnings and margin improvement in the second quarter, supported by solid operational execution and continued efforts to mitigate ongoing supply chain and inflationary headwinds,” said Scott Rowe, Flowserve’s president and chief executive officer. “With our strong customer relationships and comprehensive flow control portfolio, we continued to capitalize on healthy demand across our served markets, which drove solid bookings growth, particularly within our aftermarket and MRO-focused businesses. We expect improved demand for both our traditional energy and energy transition offerings to continue in the quarters ahead, as our project funnel continues to grow.”

Rowe concluded, “Flowserve is well positioned to deliver further revenue and earnings growth in the second half of the year. These expectations are driven by our highest backlog since 2015 and our belief that supportive end-markets will continue, particularly for energy, chemical and power investments. Our 3D strategy to diversify, decarbonize and digitize has gained significant traction year-to-date, with strong first half bookings exceeding our targets, particularly as a result of strength in decarbonization and energy transition projects. Looking forward, we will continue to take action to mitigate external headwinds while we focus on accelerating our backlog conversion and margin expansion. We expect to build on our progress and exit 2022 with positive momentum, positioning us well to deliver substantial long-term value to our customers, shareholders and associates.”

2022 Guidance3

Flowserve today reaffirmed its previously announced target ranges, as well as certain other financial metrics, it has provided in its full-year 2022 guidance issued on May 3, 2022. The company did indicate, however, that should the US Dollar persist at the current strong level through the remainder of the year, it expects full-year revenue, GAAP EPS and Adjusted EPS at the low end of those respective ranges. The company also noted that it expects to exit the fourth quarter of 2022 with an adjusted operating margin in the 12% to 14% range.

Second Quarter 2022 Results Conference Call

Flowserve will host its conference call with the financial community on Thursday, July 28th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.

[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

[3] Adjusted 2022 EPS excludes realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes current FX rates and approximately 131 million fully diluted shares.

_ FX impact is calculated by comparing the difference between the actual average FX rates of 2022 and the year-end 2021 spot rates both as applied to our 2022 expectations, divided by the number of shares expected for 2022.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon second-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2022	2021

Sales	$882,222	$898,178
Cost of sales	(632,393)	(619,940)
Gross profit	249,829	278,238
Selling, general and administrative expense	(194,606)	(210,789)
Gain on sale of business	-	1,806
Net earnings from affiliates	5,109	2,907
Operating income	60,332	72,162
Interest expense	(11,062)	(14,322)
Interest income	854	465
Other income (expense), net	7,589	(7,850)
Earnings before income taxes	57,713	50,455
Provision for income taxes	(11,618)	(2,711)
Net earnings, including noncontrolling interests	46,095	47,744
Less: Net earnings attributable to noncontrolling interests	(1,318)	(2,390)
Net earnings attributable to Flowserve Corporation	$44,777	$45,354

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.34	$0.35
Diluted	0.34	0.35

Weighted average shares - basic	130,666	130,305
Weighted average shares - diluted	131,245	130,804

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2022
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$882,222	$-		$-		$882,222
Gross profit	249,829	(467)		-		250,296
Gross margin	28.3%	-		-		28.4%

Selling, general and administrative expense	(194,606)	(62)		(3,036)	(3)	(191,508)
Net earnings from affiliates	5,109	-		-		5,109

Operating income	60,332	(529)		(3,036)		63,897
Operating income as a percentage of sales	6.8%	-		-		7.2%

Interest and other expense, net	(2,619)	-		10,112	(4)	(12,731)

Earnings before income taxes	57,713	(529)		7,076		51,166
Provision for income taxes	(11,618)	101	(2)	(1,335)	(5)	(10,384)
Tax Rate	20.1%	19.1%		18.9%		20.3%

Net earnings attributable to Flowserve Corporation	$44,777	$(428)		$5,741		$39,464

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.34	$-		$0.04		$0.30
Diluted	0.34	-		0.04		0.30

Basic number of shares used for calculation	130,666	130,666		130,666		130,666
Diluted number of shares used for calculation	131,245	131,245		131,245		131,245

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment adjustments incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents discrete asset write-down
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$898,178	$-		$-		$898,178
Gross profit	278,238	(3,825)		-		282,063
Gross margin	31.0%	-		-		31.4%

Selling, general and administrative expense	(210,789)	(1,790)		-		(208,999)
Gain on sale of business	1,806	-		1,806	(3)	-
Net earnings from affiliates	2,907	-		-		2,907

Operating income	72,162	(5,615)		1,806		75,971
Operating income as a percentage of sales	8.0%	-		-		8.5%

Interest and other expense, net	(21,707)	-		(4,197)	(4)	(17,510)

Earnings before income taxes	50,455	(5,615)		(2,391)		58,461
Provision for income taxes	(2,711)	4,486	(2)	959	(5)	(8,156)
Tax Rate	5.4%	79.9%		40.1%		14.0%

Net earnings attributable to Flowserve Corporation	$45,354	$(1,129)		$(1,432)		$47,915

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.35	$(0.01)		$(0.01)		$0.37
Diluted	0.35	(0.01)		(0.01)		0.37

Basic number of shares used for calculation	130,305	130,305		130,305		130,305
Diluted number of shares used for calculation	130,804	130,804		130,804		130,804

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above and realignment related tax release
(3) Represents final settlement gain on sale of business in 2018
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2022	2021
Bookings	$717.8	$668.8
Sales	614.9	617.5
Gross profit	184.0	196.4
Gross profit margin	29.9%	31.8%
SG&A	131.7	133.6
Gain on sale of business	-	1.8
Segment operating income	57.3	67.8
Segment operating income as a percentage of sales	9.3%	11.0%

FLOW CONTROL DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2022	2021
Bookings	$329.9	$289.1
Sales	268.4	281.2
Gross profit	80.3	84.8
Gross profit margin	29.9%	30.2%
SG&A	50.0	48.0
Segment operating income	30.4	37.2
Segment operating income as a percentage of sales	11.3%	13.2%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands, except per share data)	2022	2021

Sales	$1,703,280	$1,755,486
Cost of sales	(1,243,803)	(1,226,348)
Gross profit	459,477	529,138
Selling, general and administrative expense	(400,816)	(409,104)
Gain on sale of business	-	1,806
Net earnings from affiliates	9,039	6,425
Operating income	67,700	128,265
Interest expense	(21,755)	(31,101)
Loss on extinguishment of debt	-	(7,610)
Interest income	1,797	1,067
Other income (expense), net	(524)	(19,213)
Earnings before income taxes	47,218	71,408
Provision for income taxes	(14,800)	(6,503)
Net earnings, including noncontrolling interests	32,418	64,905
Less: Net earnings attributable to noncontrolling interests	(3,458)	(5,471)
Net earnings attributable to Flowserve Corporation	$28,960	$59,434

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.22	$0.46
Diluted	0.22	0.45

Weighted average shares - basic	130,554	130,366
Weighted average shares - diluted	131,148	130,905

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2022
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,703,280	$-		$-		$1,703,280
Gross profit	459,477	(269)		(10,053)	(3)	469,799
Gross margin	27.0%	-		-		27.6%

Selling, general and administrative expense	(400,744)	139		(13,229)	(3)	(387,654)
Net earnings from affiliates	8,967	-		-		8,967

Operating income	67,700	(130)		(23,282)		91,112
Operating income as a percentage of sales	4.0%	-		-		5.3%

Interest and other expense, net	(20,482)	-		4,418	(4)	(24,900)

Earnings before income taxes	47,218	(130)		(18,864)		66,212
Provision for income taxes	(14,800)	27	(2)	(1,101)	(5)	(13,726)
Tax Rate	31.3%	20.8%		-5.8%		20.7%

Net earnings attributable to Flowserve Corporation	$28,960	$(103)		$(19,965)		$49,028

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.22	$-		$(0.14)		$0.38
Diluted	0.22	-		(0.15)		0.37

Basic number of shares used for calculation	130,554	130,554		130,554		130,554
Diluted number of shares used for calculation	131,148	131,148		131,148		131,148

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment adjustments incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents the reserve of Russia related financial exposures and a discrete asset write-down. The impact of $5.4 million of previously recognized revenue and estimated cancellation fees on open contracts that were previously accounted for under POC and subsequently canceled have been reflected in the above adjustment to gross profit
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,755,486	$-		$-		$1,755,486
Gross profit	529,138	(13,231)		-		542,369
Gross margin	30.1%	-		-		30.9%

Selling, general and administrative expense	(409,104)	(6,086)		-		(403,018)
Gain on sale of business	1,806	-		1,806	(3)	-
Net earnings from affiliates	6,425	-		-		6,425

Operating income	128,265	(19,317)		1,806		145,776
Operating income as a percentage of sales	7.3%	-		-		8.3%

Interest and other expense, net	(56,857)	-		(21,313)	(4)	(35,544)

Earnings before income taxes	71,408	(19,317)		(19,507)		110,232
Provision for income taxes	(6,503)	7,842	(2)	5,799	(5)	(20,144)
Tax Rate	9.1%	40.6%		29.7%		18.3%

Net earnings attributable to Flowserve Corporation	$59,434	$(11,475)		$(13,708)		$84,617

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.46	$(0.09)		$(0.11)		$0.65
Diluted	0.45	(0.09)		(0.10)		0.65

Basic number of shares used for calculation	130,366	130,366		130,366		130,366
Diluted number of shares used for calculation	130,905	130,905		130,905		130,905

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above and realignment related tax release
(3) Represents final settlement gain on sale of business in 2018
(4) Represents below-the-line foreign exchange impacts and $7.6 million of expense as a result of early extinguishment of debt
(5) Includes tax impact of items above and $1.3 million benefit related to legal entity simplification and restructuring

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2022	2021
Bookings	$1,513.0	$1,322.2
Sales	1,190.5	1,220.1
Gross profit	340.9	379.2
Gross profit margin	28.6%	31.1%
SG&A	271.5	266.2
Gain on sale of business	-	1.8
Segment operating income	78.3	121.6
Segment operating income as a percentage of sales	6.6%	10.0%

FLOW CONTROL DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2022	2021
Bookings	$624.2	$582.6
Sales	516.3	537.0
Gross profit	139.8	159.4
Gross profit margin	27.1%	29.7%
SG&A	94.2	97.8
Segment operating income	45.6	61.9
Segment operating income as a percentage of sales	8.8%	11.5%

Second Quarter and Year-to-Date 2022 - Segment Results
(dollars in millions, comparison vs. 2021 second quarter and year-to-date, unaudited)

	FPD		FCD
Bookings	$717.8	$1,513.0	$329.9	$624.2
- vs. prior year	7.3%	14.4%	14.1%	7.1%
- on constant currency	12.4%	18.4%	18.8%	10.6%

Sales	$614.9	$1,190.5	$268.4	$516.3
- vs. prior year	-0.4%	-2.4%	-4.6%	-3.9%
- on constant currency	4.4%	1.2%	-0.6%	-0.9%

Gross Profit	$184.0	$340.9	$80.3	$139.8
- vs. prior year	-6.3%	-10.1%	-5.3%	-12.3%

Gross Margin (% of sales)	29.9%	28.6%	29.9%	27.1%
- vs. prior year (in basis points)	(190) bps	(250) bps	(30) bps	(260) bps

Operating Income	$57.3	$78.3	$30.4	$45.6
- vs. prior year	-15.5%	-35.6%	-18.3%	-26.3%
- on constant currency	-10.8%	-33.6%	-17.0%	-25.1%

Operating Margin (% of sales)	9.3%	6.6%	11.3%	8.8%
- vs. prior year (in basis points)	(170) bps	(340) bps	(190) bps	(270) bps

Adjusted Operating Income *	$57.7	$96.7	$33.5	$50.9
- vs. prior year	-18.3%	-27.0%	-10.4%	-20.2%
- on constant currency	-13.8%	-25.2%	-9.0%	-18.9%

Adj. Oper. Margin (% of sales)*	9.4%	8.1%	12.5%	9.9%
- vs. prior year (in basis points)	(200) bps	(280) bps	(80) bps	(200) bps

Backlog	$1,619.8		$701.9

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
(Amounts in thousands, except par value)	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$458,345	$658,452
Accounts receivable, net of allowance for expected credit losses of $78,776 and $74,336, respectively	735,895	739,210
Contract assets, net of allowance for expected credit losses of $3,704 and $2,393, respectively	197,128	195,598
Inventories, net	748,920	678,287
Prepaid expenses and other	140,639	117,130
Total current assets	2,280,927	2,388,677
Property, plant and equipment, net of accumulated depreciation of $1,150,876 and $1,191,823, respectively	487,299	515,927
Operating lease right-of-use assets, net	178,974	193,863
Goodwill	1,162,514	1,196,479
Deferred taxes	34,582	44,049
Other intangible assets, net	139,786	152,463
Other assets, net of allowance for expected credit losses of $67,968 and $67,696, respectively	298,650	258,310
Total assets	$4,582,732	$4,749,768

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$433,508	$410,062
Accrued liabilities	374,575	445,092
Contract liabilities	205,175	202,965
Debt due within one year	46,306	41,058
Operating lease liabilities	32,153	32,628
Total current liabilities	1,091,717	1,131,805
Long-term debt due after one year	1,241,636	1,261,770
Operating lease liabilities	153,580	166,786
Retirement obligations and other liabilities	341,906	352,062
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	500,013	506,386
Retained earnings	3,666,935	3,691,023
Treasury shares, at cost – 46,377 and 46,794 shares, respectively	(2,037,839)	(2,057,706)
Deferred compensation obligation	6,921	7,214
Accumulated other comprehensive loss	(635,618)	(563,589)
Total Flowserve Corporation shareholders' equity	1,721,403	1,804,319
Noncontrolling interests	32,490	33,026
Total equity	1,753,893	1,837,345
Total liabilities and equity	$4,582,732	$4,749,768

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands)	2022	2021

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$32,418	$64,905
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	40,034	44,491
Amortization of intangible and other assets	6,748	7,433
Loss on extinguishment of debt	-	7,610
Stock-based compensation	16,896	16,472
Foreign currency, asset write downs and other non-cash adjustments	(3,982)	12,460
Change in assets and liabilities:
Accounts receivable, net	(21,638)	14,285
Inventories, net	(96,737)	(30,784)
Contract assets, net	(7,705)	12,232
Prepaid expenses and other assets, net	(19,769)	(16,187)
Accounts payable	33,550	(41,146)
Contract liabilities	9,642	17,026
Accrued liabilities and income taxes payable	(65,773)	(37,123)
Retirement obligations and other	10,028	(2,761)
Net deferred taxes	(5,079)	(7,607)
Net cash flows provided (used) by operating activities	(71,367)	61,306
Cash flows – Investing activities:
Capital expenditures	(31,012)	(22,541)
Proceeds from disposal of assets and other	2,015	(1,299)
Net cash flows provided (used) by investing activities	(28,997)	(23,840)
Cash flows – Financing activities:
Payments on senior notes	-	(407,473)
Payments on term loan	(15,921)	-
Proceeds under other financing arrangements	1,029	1,386
Payments under other financing arrangements	(720)	(3,256)
Repurchases of common shares	-	(17,531)
Payments related to tax withholding for stock-based compensation	(4,497)	(5,777)
Payments of dividends	(52,267)	(52,168)
Other	(5,334)	(6,275)
Net cash flows provided (used) by financing activities	(77,710)	(491,094)
Effect of exchange rate changes on cash	(22,033)	(11,249)
Net change in cash and cash equivalents	(200,107)	(464,877)
Cash and cash equivalents at beginning of period	658,452	1,095,274
Cash and cash equivalents at end of period	$458,345	$630,397

Contacts

Flowserve Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer (972) 443-6560
Mike Mullin, Director, Investor Relations (214) 697-8568

Media Contact:
Lars Rosene, Vice President, Corporate Communications & Public Affairs (972) 443-6644